Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured New York Tax-Free Advantage Municipal Fund
333-100324
811-21211

A special meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008, September 30, 2008 and October 28, 2008.

Voting results are as follows:

<c>To approve the elimination
of the fundamental policy
relating to tax-exempt Municipal
 Obligations.

<c>Common and MuniPreferred shares voting together as a class

<c>MuniPreferred shares voting together as a class
   For
                     1,582,867
                       175
   Against
                          87,438
                         35
   Abstain
                          82,322
                           3
   Broker Non-Votes
                        469,870
                       818
      Total
                     2,222,497
                    1,031




<c>To approve the new
fundamental policy relating to
tax-exempt securities.
<c>Common and MuniPreferred shares voting together as a class
<c>MuniPreferred shares voting together as a class
   For
                     1,599,402
                       178
   Against
                          79,848
                         32
   Abstain
                          73,377
                           3
   Broker Non-Votes
                        469,870
                       818
      Total
                     2,222,497
                    1,031

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007564.